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                                                                    Exhibit 4.22

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 22, 2003
                                  by and among

                             Equistar Chemicals, LP
                          Equistar Funding Corporation

                                       and

                          Citigroup Global Markets Inc.
                         Banc of America Securities LLC
                         Credit Suisse First Boston LLC
                           J.P. Morgan Securities Inc.
                            As Representatives of the
                           Several Initial Purchasers

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     This Registration Rights Agreement (this "Agreement") is made and entered into as of April 22, 2003, by and among Equistar Chemicals, LP, a Delaware limited partnership (the "Company"), Equistar Funding Corporation, a Delaware corporation (together with the Company, the "Issuers"), and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as representatives of the several initial purchasers named in the Purchase Agreement (as defined below) (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Issuers' 10.625% Senior Notes due 2011 (together with any Additional Dividend Notes (as defined in the Indenture referred to below) that may be issued in respect thereof, the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated April 16, 2003, (the "Purchase Agreement"), by and among the Issuers and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture relating to the Notes among the Issuers and The Bank of New York, as trustee (the "Indenture").

     The parties hereby agree as follows:

     SECTION 1 . Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Closing Date: The date hereof.

     Commission: The Securities and Exchange Commission.

     Consummate: The Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Issuers to the Trustee of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes validly tendered and not withdrawn by Holders thereof pursuant to the applicable Exchange Offer.

     Consummation Deadline: As defined in Section 3(b) hereof.

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     Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Notes: The Issuers' 10.625% Senior Notes due 2011 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by
Section 6(b) hereof. References to Exchange Notes received by a Broker-Dealer from the Issuers pursuant to the Exchange Offer shall also refer to any Additional Dividend Notes that are received by such Broker-Dealer from the Issuers prior to such Broker-Dealer's sale of the Exchange Notes in respect of which such Additional Dividend Notes were issued.

     Exchange Offer: The exchange and issuance by the Issuers of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are validly tendered and not withdrawn by Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer for the Initial Notes, including the related Prospectus.

     Filing Deadline: As defined in Section 3(a) and 4(a) hereof.

     Holders: As defined in Section 2 hereof.

     Majority Holders: As defined in Section 6(c)(xi) hereof.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 6(d) hereof.

     Registration Default: As defined in Section 5 hereof.

     Registration Statement: The Exchange Offer Registration Statement or the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Rule 144: Rule 144 promulgated under the Act.

     Shelf Registration Statement: As defined in Section 4 hereof.

     Suspension Notice: As defined in Section 6(d) hereof.

     Suspension Period: As defined in Section 4(c) hereof.

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     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the Closing Date.

     Transfer Restricted Securities: (I) Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in an Exchange Offer for an Exchange Note and entitled to be resold to the public without complying with the prospectus delivery requirements of the Act, (b) the date on which such Initial Note has been disposed of in accordance with a Shelf Registration Statement (and, if an Exchange Offer has been Consummated prior to such purchase, purchasers thereof have been issued Exchange Notes), or (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Act (and, if an Exchange Offer has been Consummated prior to such purchase, purchasers thereof have been issued Exchange Notes) or is saleable pursuant to Rule 144(k) under the Act and (II) each Exchange Note issued to a Broker-Dealer in an Exchange Offer until such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

     Section 2 . Holders. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

     Section 3 . Registered Exchange Offers.

     (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Issuers shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to the Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to the Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, subject to the proviso contained in Section 6(c)(xii) below, and (iv) upon the effectiveness of the Exchange Offer Registration Statement and within the time period contemplated by Section 3(b) hereof, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form available to the Issuers permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Initial Notes acquired directly from any Issuer or any of their Affiliates) as contemplated by Section 3(c) below.

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     (b) The Issuers shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate such Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Issuers shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th Business Day being the "Consummation Deadline").

     (c) The Issuers shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuers or any Affiliate of either Issuer), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

     Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Issuers shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Issuers agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto or are no longer outstanding. The Issuers shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

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     SECTION 4 . Shelf Registration.

     (a) Shelf Registration. If (i) (A) the Exchange Offer is not permitted by applicable law or Commission policy or (B) an Exchange Offer is not permitted with respect to Initial Notes that are Additional Dividend Notes (in each case after the Issuers have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Issuers within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the applicable Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the applicable Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Issuers or any of their Affiliates, then the Issuers shall:

          (x) cause to be filed, on or prior to 90 days after the earlier of (i) the date on which the Issuers determine that the Exchange Offer Registration Statement cannot be filed as a result of clause 4(a)(i) above and (ii) the date on which the Issuers receive the notice specified in clause 4(a)(ii) above, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to (1) all Transfer Restricted Securities in the case of clause 4(a)(i)(A) above or all Initial Notes that are Additional Dividend Notes in the case of clause 4(a)(i)(B) above or (2) the Transfer Restricted Securities specified in any notice in the case of clause 4(a)(ii), and

          (y) shall use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "Effectiveness Deadline").

     If, after the Issuers have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuers are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under clause 4(a)(i) above, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Issuers shall remain obligated to meet the Effectiveness Deadline set forth in clause
(y).

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Issuers shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a)

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continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate on the earlier of the date when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto, no longer constitute Transfer Restricted Securities or are no longer outstanding.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information which is required by rules of the Commission to be included in the Shelf Registration Statement prior to the time it is declared effective. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

     (c) Suspension. The Issuers will have the ability to suspend the Shelf Registration Statement (a "Suspension Period"), if the Issuers determine, in their reasonable best judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company or any of its subsidiaries. A Suspension Period shall commence on and include the date that the Issuers give notice that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Transfer Restricted Securities covered by such Registration Statement and continue until holders of such Transfer Restricted Securities either receive the copies of the supplemented or amended prospectus contemplated by Section 6(c) hereof or are advised in writing by the Issuers that use of the Prospectus may be resumed. Any such suspensions may not exceed (i) 60 days in the aggregate in the first twelve month period after the Closing Date, (ii) 60 days in the aggregate in the twelve month period immediately thereafter and
(iii) 90 days in the aggregate during any subsequent twelve month period.

     SECTION 5 . Liquidated Damages. If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable (provided that the unavailability

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of a Registration Statement for the use of a Holder as a result of such Holder's failure to provide information pursuant to Section 4(b) or make representations required by Section 6(a)(ii) shall not be deemed to make the Registration Statement fail to be usable) for its intended purpose as required herein (except as provided in, and during the time periods specified in, Section 4(c)) without being succeeded within five days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within 10 days of the filing of such post-effective amendment (each such event referred to in clauses (a) through (d), a "Registration Default"), then each Issuer hereby jointly and severally agrees to pay to each Holder of Transfer Restricted Securities liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Issuers shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (b) above,
(iii) upon Consummation of the Exchange Offer, in the case of clause (c) above, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (d) above, the liquidated damages payable with respect to the Transfer Restricted
Securities as a result of such clause (a), (b), (c) or (d), as applicable, shall cease to accrue.

     All accrued liquidated damages shall be paid to the record Holders entitled thereto in the manner provided for the payment of interest in the Indenture on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Issuers to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

     Section 6 . Registration Procedures.

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Initial Notes acquired directly

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from any Issuers or any of their Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuers raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law (or, in the reasonable opinion of such counsel, there is a substantial question as to whether an Exchange Offer is permitted with respect to Additional Dividend Notes), the Issuers hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuers hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Issuers hereby agree to take all such other actions (other than such actions as may be commercially unreasonable) as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Issuers, prior to the Consummation of the Exchange Offer, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) such Holder is not an Affiliate of either Issuer or a Broker-Dealer tendering Initial Notes acquired directly from either Issuer for its own account, (B)such Holder will have no arrangement or understanding with any person to participate in the distribution of the Initial Notes or the Exchange Notes within the meaning of the Act, (C) if the Holder is not a Broker-Dealer or is a Broker-Dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Notes, and (D) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business. If the Holder is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Initial Notes, it will represent that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes. It is understood that, by acknowledging that it will deliver, and

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     by delivering, a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes, the Holder is not admitting that it is an "underwriter" within the meaning of the Act.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuers shall provide a supplemental letter to the Commission (A) stating that the Issuers are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to Section 6(a)(i) above, (B) including a representation that neither Issuer has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of each Issuer's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to Section 6(a)(i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuers shall:

          (i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuers pursuant to Section 4(b) hereof), and pursuant thereto the Issuers will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available to the Issuers for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Initial Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Issuers for cancellation; the Issuers shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuers shall:

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          (i) use their respective reasonable best efforts to keep such
     Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the Initial Purchasers and, in the case of a Shelf Registration Statement, each Holder of securities covered thereby, promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
     (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the

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     Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 4(c), if any fact or event contemplated by
     Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) upon written request, furnish to the requesting Initial Purchasers and, in the case of a Shelf Registration Statement, each requesting Holder of securities covered thereby, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vi) upon written request, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the requesting Initial Purchaser and in the case of a Shelf Registration Statement, each requesting Holder of securities covered thereby, in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as the Initial Purchasers or such Holders may reasonably request;

          (vii) make available, at reasonable times, for inspection by the Initial Purchasers and, in the case of a Shelf Registration Statement, each Holder of securities covered thereby, and the designated counsel or any accountant retained by such Holders, all financial and other records, pertinent corporate documents of each Issuer and cause their officers, directors and employees to supply all information reasonably requested by any such Initial Purchaser, Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such persons shall first agree in writing with the Issuers that such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Issuers or their subsidiaries and such source is not known, after due inquiry, by such person to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of such persons by one representative designated by and on behalf of such persons and any such confidential information shall be available from such representative to such persons so long as any person agrees to be bound by such confidentiality agreement;

          (viii) if requested by the Initial Purchasers and, in the case of a Shelf Registration Statement, any Holders of securities covered thereby, in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to the Initial Purchasers (upon their written request) and, in the case of a Shelf Registration Statement, each Holder of securities covered thereby, in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) in the case of a Shelf Registration Statement, enter into such agreements (including underwriting agreements) and, in the case of any Registration Statement contemplated by this Agreement, make such customary representations and warranties similar to those contained in the Purchase Agreement and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Initial Purchaser or, in the case of a Shelf Registration Statement, the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered thereby (the "Majority Holders") in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Issuers shall:

               (A) upon request of the Majority Holders (in the case of a Shelf Registration Statement) or any Initial Purchaser (in the case of an Exchange Offer), furnish (or in the case of Sections 6(c)(xi)(A)(2) and 6(c)(xi)(A)(3), use their reasonable best efforts to cause to be furnished) to each Holder upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                    (1) a customary certificate, dated such date, signed on
               behalf of each Issuer by (x) the President or any Vice President and (y) a principal financial or accounting officer of such Issuer, confirming, as of the date thereof, matters similar to those set forth in Section 6(f) of the Purchase Agreement and such other similar matters as may be reasonably requested;

                    (2) an opinion, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuers covering matters similar to those set forth in paragraphs
               (c) and (d) of Section 6 of the Purchase Agreement and such other matter as may be reasonably requested, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and representatives of the independent public accountants for the Issuers and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Issuers and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary comfort letter, dated the date of
               Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Issuers' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

               (B) deliver such other documents and certificates as may be reasonably requested by any of the Initial Purchasers or, in the case of any Shelf Registration Statement, the Majority Holders, to evidence compliance with the matters covered in Section 6(c)(xi)(A) above and with any customary conditions contained in any agreement entered into by the Issuers pursuant to this Section 6(c)(xi);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders named in the applicable Registration Statement (or any prospectus supplement thereto) and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as any such Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither Issuer shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and, subject to the provisions of the Indenture regarding global securities, to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indentures to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner; and

          (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act. Such documents may be provided electronically, at the Issuers' discretion.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 4(c) or Section

6(c)(iii)(C) or any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until
(i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Issuers with more recently dated Prospectuses or (ii) deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

     No Holder may participate in any underwritten registration under the Agreement unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorneys, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     The Issuers shall ensure that any Additional Dividend Notes issued with respect to securities that are not Transfer Restricted Securities are also not Transfer Restricted Securities when issued, whether through the maintenance of an effective Shelf Registration Statement or otherwise.

     SECTION 7 . Registration Expenses.

     (a) All expenses incident to the Issuers' performance of or compliance with this Agreement will be borne by the Issuers, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Issuers will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by either Issuer.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Initial Notes in the Exchange Offer and/or selling or reselling Initial Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

     SECTION 8 . Indemnification.

     (a) Each Issuer agrees, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by either Issuer to any Holder or any prospective purchaser of Exchange Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Issuers by any of the Holders; provided, however, that the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Holder who failed to deliver the Prospectus, as then amended or supplemented (so long as the Prospectus and any such amendment or supplement was provided by the Issuers to the Holders in the requisite quantity and on a timely basis to permit proper delivery) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless each Issuer, and their respective directors and officers, and each person, if any, who controls each Issuer (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Issuers set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Issuers by such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than sixty days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and more than twenty days after the indemnifying party shall have received notice of the proposed settlement and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from their sale of Transfer Restricted Securities, on the one hand, and the Holders from their sale of Transfer Restricted Securities, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Each Issuer and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments.

Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

     SECTION 9 . Rule 144A And Rule 144. Each Issuer agrees with each Holder of Transfer Restricted Securities, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuers (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) are subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     SECTION 10 . Miscellaneous.

     (a) Remedies. The Issuers acknowledge and agree that any failure by them to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Sections 3 and 4 hereof. The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. Neither Issuer will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of either Issuers' securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this clause 10(c)(i), the Issuers have obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the

Issuers have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuers or their Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar, with a copy to the Registrar; and

          (ii) if to the Issuers:

               Equistar Chemicals, LP
               One Houston Center, Suite 700
               1221 McKinney Street
               Houston, Texas  77010
               Telecopier No.:  713-309-2143
               Attention:  General Counsel

               With a copy to:

               Baker Botts L.L.P.
               910 Louisiana
               Houston, Texas  77002
               Telecopier No.:  713-229-1522
               Attention:  Stephen Massad, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     EQUISTAR CHEMICALS, LP


                                     By: /s/ Karen A. Twitchel
                                         ---------------------------------------
                                         Karen A. Twitchell, Principal Financial
                                         Officer


                                     EQUISTAR FUNDING CORPORATION


                                     By: /s/ Charles L. Hall
                                         ---------------------------------------
                                         Charles L. Hall, Vice President and
                                         Controller

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.

Acting on behalf of themselves
     and as the Representatives of
     the several Initial Purchasers


By: CITIGROUP GLOBAL MARKETS INC.


    By: /s/ Svetoslav Nikov
        ----------------------------------
        Svetoslav Nikov, Vice President